Exhibit 32(b)

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. 1350), the undersigned, Frank J. Cinatl, IV, Chief Financial Officer, of Abatix Corp. (the “Company”) has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Report”).

The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ FRANK J. CINATL

Frank J. Cinatl, IV
Vice President and Chief Financial Officer
May 12, 2005